Exhibit 3(i)
                                                                     -----------

                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                                       OF

                                 REMOTEMDX, INC.

         Pursuant to and in accordance with the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, as amended, (the "Act"), the undersigned, RemoteMDx, Inc. (the "Corporation") hereby declares and certifies as follows:

         1. The name of the Corporation is RemoteMDx, Inc.

         2. The text of the amendment to the Articles of Incorporation of the Corporation adopted by Unanimous Written Consent of the Directors of the Corporation and recommended to the shareholders of the Corporation is as follows:

         The first paragraph of "Article III, Capital Stock," is hereby amended by substituting the following paragraph in its place:

         "The Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock authorized to be issued is one hundred seventy-five million (175,000,000) and the total number of shares of Preferred Stock authorized to be issued is twenty million (20,000,000). The Common Stock and the Preferred Stock shall each have a par value of $0.0001 per share."

         3. The amendment specified above does not provide for an exchange, reclassification, or cancellation of issued shares of the Corporation.

         4. The amendment specified above was adopted as of May 18, 2006, by Unanimous Written Consent of the Board of Directors of the Corporation, and in accordance with the requirements of the Act and the Bylaws of the Corporation. The Board of Directors unanimously recommended approval of the amendment by the shareholders of the Corporation. On July 10, 2006, such amendment specified above was approved by a vote of shareholders owning a majority of the issued and outstanding voting securities of the Corporation, effective with the filing thereof with the Utah Division of Corporations and Commercial Code. Approval of the amendment was as follows:

                    VOTE ON INCREASING SHARES OF COMMON STOCK

----------------------- --------------------- -------------------- --------------------- --------------------
Designation of Stock    Outstanding Shares    Total Votes Cast     Votes Cast for        Votes Cast Against
(All entitled to vote)                                             Proposal              Proposal or
                                                                                         Abstaining
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock            63,644,440            42,266,159           42,063,333            369,178
----------------------- --------------------- -------------------- --------------------- --------------------
Common Shares Voted     268,332               2,000                2,000                 0
by Series B Preferred
Holders
----------------------- --------------------- -------------------- --------------------- --------------------
 Common Shares Voted    9,813,201             4,367,126            4,367,126             5,952
by Series C Preferred
Holders
----------------------- --------------------- -------------------- --------------------- --------------------


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

                  VOTE ON INCREASING SHARES OF PREFERRED STOCK

----------------------- --------------------- -------------------- --------------------- --------------------
Designation of Stock    Outstanding Shares    Total Votes Cast     Votes Cast for        Votes Cast Against
(All entitled to vote)                                             Proposal              Proposal or
                                                                                         Abstaining
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock            63,644,440            26,656,032           26,474,333            258,854
----------------------- --------------------- -------------------- --------------------- --------------------
Common Shares Voted     268,332               2,000                2,000                 0
by Series B Preferred
Holders
----------------------- --------------------- -------------------- --------------------- --------------------
 Common Shares Voted    9,813,201             4,367,126            4,367,126             5,952
by Series C Preferred
Holders
----------------------- --------------------- -------------------- --------------------- --------------------


Such votes cast were sufficient for approval of the Amendment.

         IN WITNESS WHEREOF, this Amendment to the Articles of Incorporation of the Corporation is executed as of the _12th_ day of July, 2006.


                                   RemoteMDx, Inc.,
                                   a Utah corporation


                                   By /s/ Michael G. Acton
                                   ------------------------------------

                                   Name:  Michael G. Acton
                                   ------------------------------------

                                   Title:  Corporate Secretary / CFO
                                   ------------------------------------


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